Exhibit No. 21      Subsidiary of the Registrant

Ambassador Food Services Corporation (a Delaware Corporation), the parent Company, has the following subsidiary, which is included in the consolidated financial statements.

Name of Subsidiary                  State of Incorporation        % of Voting
------------------                  ----------------------      Securities Owned
                                                                ----------------
Ambassador Fast Services, Inc.            New York                    100%
d/b/a Squire Maintenance Services